Exhibit 10.1

SEPARATION AGREEMENT
This Separation Agreement (this “Agreement”) is made by and between Corning F. Painter (the “Executive”) and Air Products and Chemicals, Inc. (the “Company”).
WHEREAS, the Executive is currently an employee of the Company and serves as its Executive Vice President, Industrial Gases;
WHEREAS, the Company and the Executive wish to continue the Executive’s employment for a limited period of time, subject to the terms and conditions described in this Agreement;
WHEREAS, the Executive is a participant in the Air Products and Chemicals, Inc. Executive Separation Program, as amended effective May 20, 2015, and any subsequent restatements effective thereafter (collectively, the “Program”), as well as the Annual Incentive Plan, the Long-Term Incentive Plan, the Pension Plan for Salaried Employees, the Supplementary Pension Plan, the Retirement Savings Plan and the Deferred Compensation Plan (collectively the “Compensation Plans”) and will be eligible to receive benefits under the Program and these additional Compensation Plans in connection with the termination of his employment; and
WHEREAS, the parties wish to provide for an orderly transition and mutually agreed terms related to the Executive’s separation of service from the Company.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, effective May 16, 2018 (the “Effective Date”), the Company and the Executive agree as follows:
1.Continued Employment. The Company and the Executive agree that from the Effective Date until the Termination Date (as defined below), the Executive will continue to (a) serve as the Company’s Executive Vice President, Industrial Gases, with such duties and responsibilities as are customary for such position and (b) receive his base salary at the rate that is in effect immediately before the Effective Date. The Executive will not be eligible to receive a bonus or other cash compensation during this period, except as provided in this Agreement.
2.Termination of Employment. The Company and the Executive agree that the Executive’s employment with the Company will terminate on July 31, 2018, or such earlier date as the Executive may determine. The Company will not terminate the Executive’s employment before July 31, 2018, unless, before such date, if the Executive acts in a manner that constitutes “Cause” (as defined in the Program) to terminate his employment, the Company may terminate the Executive’s employment immediately and have no obligation to pay any of the “Severance Benefits” described in paragraph 4, below. The date of the Executive’s termination of employment will be referred to in this Agreement as the “Termination Date.”
3.Accrued Amounts. On or as soon as practicable following the Termination Date, the Company will pay or provide to the Executive any (a) accrued but unpaid base salary through the Termination Date, (b) reimbursement of any business expenses incurred through the Termination Date in accordance with the Company’s expense reimbursement policy, and (c) accrued but unused vacation in accordance with the Company’s vacation policy. In addition, the Executive will be entitled to receive any vested benefits as of the Termination Date under any Company-sponsored retirement plan in which the Executive participates (collectively, the amounts referenced in this paragraph 3 are referred to as the “Accrued Amounts”).
4.Severance Benefits. Unless terminated for Cause before the Termination Date as described in paragraph 2, above, and subject to the Executive’s execution and delivery of, and non-revocation of the Release in accordance with paragraph 6, below, and continued compliance with the restrictive covenants in paragraph 8, below, the Company will provide the following severance benefits to the Executive (collectively, the “Severance Benefits”) in connection with the termination of his employment:
(a)    Cash Severance Benefits. A cash severance payment equal to $2,582,005, payable in a single lump sum within three business days following the date on which the Agreement becomes irrevocable, except as provided in paragraph 20, below.
(b)    Severance Bonus Payment. A severance bonus payment in the amount of $1,000,000.00, payable in a single lump sum not more than three business days following the later of the following to occur: (i) the date on which the Release becomes irrevocable or (ii) the closing of Project Dragon, in each case subject to paragraph 20, below; provided, however, that notwithstanding the foregoing, in all events such amount shall be payable in calendar year 2019. For purposes of this paragraph 4(b), the closing of Project Dragon shall occur whenever the Company completes its acquisition of at least 51% of the outstanding equity of the target. Following the Termination Date, the Company will take reasonable steps to keep the Executive informed as to the status of Project Dragon. This severance bonus payment will not be paid if the closing of Project Dragon does not occur before December 31, 2019.
(c)    Non-Cash Severance Benefits.
(i)    If the Executive is covered under any of the Company’s group medical or dental plans as of the Termination Date, and the Executive is eligible for and timely elects continuation coverage under such plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the cost of such COBRA coverage on behalf of the Executive and each of his dependents who were covered under such medical and/or dental plans as of the Termination Date and who are qualified beneficiaries under COBRA, for the twelve-month period immediately following the Termination Date.
(ii)    Outplacement assistance at times and locations that are convenient to the Executive, to be provided for a period of no more than 12 months following the Termination Date.

(iii)     The Company shall reimburse the Executive for reasonable attorneys’ fees incurred by the Executive in connection with negotiating this Agreement, provided that the Executive provides a single invoice setting forth all such attorneys’s fees within 20 days of the Effective Date of this Agreement. If such invoice is timely received, the Company will provide reimbursement within 20 days of such receipt.
(d)    Long-Term Incentive Plan Benefits.
(i)    Stock Options: All stock options and stock appreciation rights held by the Executive that are exercisable as of the Termination Date shall continue to be exercisable following the Termination Date and shall remain exercisable for the remainder of the term applicable to the stock option or stock appreciation right. All stock options and stock appreciation rights that are not exercisable as of the Termination Date shall automatically terminate as of the Termination Date.
(ii)    Performance Shares: All unearned performance shares and other awards with performance-based vesting shall remain outstanding and be eligible to vest in accordance with their terms in the same manner as if no such termination of employment had occurred, provided that the ultimate payout, if any, to Executive with respect to each such award shall equal the product of (A) the number of shares or units that would have been earned by the Executive under each such award at the level of performance determined by the Management Development and Compensation Committee of the Board of Directors of the Company at the end of the applicable performance cycle for other senior executives of the Company by (B) a fraction, the numerator of which is the number of full months that have elapsed between the beginning of the applicable performance period and the Termination Date and the denominator of which is the number of full months in such performance period.
(iii)    Restricted Stock, Deferred Stock Units and RSUs: All time-based awards of restricted stock units, restricted stock and deferred stock units granted under the Long-Term Incentive Plan which were unvested as of immediately prior to the Termination Date shall become fully vested on the Termination Date, and with respect to restricted stock units and deferred stock units shall be settled (along with all accrued dividend equivalents) as outlined in Section 3.04(a)(iii) of the Program.
(e)    For the avoidance of doubt, Company has prepared a Summary of Outstanding Equity Awards attached hereto as Appendix A. The parties agree that all amounts set forth in Appendix A as well as the amounts described in this paragraph 4 represent the entire amount to which the Executive is entitled under this Agreement, the Program, or the Long Term Incentive Plan, and that the Executive is not entitlted to anything further under this Agreement, the Program, or the Long Term Incentive Plan.
5.Sole Source of Severance Benefits. The benefits described in paragraph 4, above, are the only severance benefits to which the Executive is eligible following his termination of employment. The Executive waives any right to additional severance benefits, including any right to severance benefits under the Program. Notwithstanding this waiver of additional severance benefits, the Executive remains entitled to all Accrued Amounts, including any vested benefits as of the Termination Date under any Company-sponsored retirement plan in which the Executive participates.
6.Release. If this Agreement is executed and delivered by the parties at least twenty-one (21) days before the Termination Date, on the Termination Date, the Executive shall execute and deliver to the Company a release of claims substantially in the form attached hereto as Appendix B (the “Release”). Otherwise, the Executive shall execute and deliver the Release within the time period provided in the Release itself. The Executive’s right to receive the Severance Payments and Benefits under this Agreement is subject to Executive’s timely execution, delivery, and non-revocation of these documents, and the Executive will forfeit his rights to payments and benefits under this Agreement (other than the Accrued Amounts) if he fails to do so. In addition, the Company shall execute a release in the form attached as Appendix C which shall become effective on the date that the Release becomes irrevocable.
7.No Admission of Wrongdoing. The Executive agrees that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time to be an admission by the Company, any Releasees, or the Executive of any improper or unlawful conduct.
8.Restrictive Covenants. The Company and the Executive agree that any confidentiality, nonsolicitation, and nondisparagement covenants (and any remedies related thereto) included in any other agreements between the Company and the Executive (including, but not limited to, any agreements related to equity or equity-based awards) shall no longer be effective, and that any such covenants and related provisions shall be replaced with the provisions of this Agreement.
(a)Confidentiality. Before this Agreement is publicly filed, the Executive agrees that he will keep the terms, conditions and existence of this Agreement confidential. During this period, the Executive agrees to discuss this Agreement only with his spouse, attorneys, financial advisors and tax advisors, and agrees that he will require those persons not to disclose the terms of this Agreement, except as required by law. The Executive fully understands that, notwithstanding any other provision of this Agreement (including this paragraph 8), nothing in this Agreement prohibits the Executive from making any disclosure or communication required or protected by law. Executive shall keep confidential the Company’s trade secrets and other proprietary confidential business information. Nothing in this Agreement shall be construed as prohibiting the Executive from reporting possible violations of law to a governmental agency or entity, or requiring the Executive to seek authorization from the Company or to notify the Company if the Executive makes such reports.
(b)    Nonsolicitation. The Executive agrees that he will not, directly or indirectly, for two years after the Termination Date, induce any person who is an employee, officer, director, or agent of the Company, to terminate such relationship with the Company, including without limitation those who commence such positions with the Company after the Termination Date. The foregoing will not apply to individuals hired as a result of the use of an independent employment agency (so long as the agency is directed not to solicit the employees of the Company) or as a result of the use of a general solicitation (such as a newspaper advertisement) not specifically directed to employees of the Company.
(c)    Nondisparagement. The Executive agrees not to disparage the name, business reputation, or business practices of the Company or its subsidiaries or affiliates, or its or their officers, employees, or directors. The Company agrees that its executive officers and directors shall not, (i) make any disparaging statements concerning the Executive or his performance as an executive officer of the Company, and/or (ii) take any action or make any statement, orally or in writing, which disparages or criticizes the Executive or that would harm his reputation. This paragraph 8(c) shall apply for a period of two years immediately following the Termination Date. Notwithstanding the foregoing, this paragraph 8(c) shall not prohibit the Executive from engaging, reasonably and in good faith, in non-public activities in which the Executive takes an action or makes a statement, orally or in writing, with respect to the Company’s products (but not the employees, officers, and directors of the Company or its subsidiaries or affiliates), where such activities are designed to advance the Executive’s or the Executive’s employer’s reasonable business interests, which would include discussions with customers and investors.
(d)    Definitions. For the purposes of this paragraph 8:
(i)    The term “Company” shall be deemed to include Air Products and Chemicals, Inc. and its subsidiaries and affiliates.
(ii)     The term “person” shall include an individual, a publicly-traded or privately-held corporation or equivalent thereof under foreign law, a partnership, an association, a joint stock company, a trust, any unincorporated association, or any business organization; and may include an affiliate of the Company.
(iii)    The term “affiliate” of a specified person shall mean any corporation, partnership, joint venture, business organization, trust, or other non-natural person in which the specified person directly or indirectly holds an interest, which is under common control with the specified person, or of which the specified person is an executive officer, manager, trustee, executor, or similar controlling person.
(e)    Mutual Benefit. The Executive acknowledges and agrees that the restrictions contained in this paragraph 8 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill, and business of the Company, that the Company would not have entered into the Agreement in the absence of such restrictions, and that irreparable injury will be suffered by the Company should the Executive breach the provisions of this paragraph 8. The Executive represents and acknowledges that (i) the Executive has been advised by the Company to consult the Executive’s own legal counsel in respect of this Agreement, (ii) the Executive has consulted with and been advised by his own counsel in respect of this Agreement, and (iii) the Executive has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with Executive’s counsel.

(f)    Waiver of Noncompetition Covenants. Subject to Executive’s compliance with this Agreement, effective as of the Termination Date, the Company hereby waives post-employment covenants set forth in the Program and the other Compensation Plans that restrict the Executive from engaging in the business of the Company in competition with the Company.
9.No Right to Rehire. The Executive agrees that the Company has no obligation, contractual or otherwise, to rehire, reemploy, or recall the Executive in the future.
10.Resignation. By signing this Agreement, the Executive agrees to resign as an officer and director of the Company and of any affiliate of which the Executive is an officer or director, including all JV Boards, PACs, and Foundations, with effect as of the Termination Date. The Executive undertakes to deliver immediately to the Company or the relevant affiliate signed copies of any resignation letter or written confirmation which may be required and the Executive will do such further things as may be necessary to give effect to the resignation. In addition, the Company agrees that it will not use the Executive’s name or signature in all future public registrations made in connection with the Company or its affiliates. The Company further agrees to deregister all Chops in the Executive’s name (either in English or Chinese), and to provide the Executive with a set of these Chops for his own record keeping purposes.
11.References. The Company agrees that it will release to prospective employers only the Executive’s dates of employment, last position held, summary of duties in last position held and provided the Executive provide a signed written authorization, the Executive’s ending salary.
12.Governing Law; Jurisdiction. This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction, except for the application of pre-emptive Federal law. If either party breaches their obligations under this Agreement, the parties agree that suit shall be brought in the United States District Court for the Eastern District of Pennsylvania, or in any court of general jurisdiction in Allentown, Pennsylvania. Further, the Executive consents to personal jurisdiction in the United States District Court for the Eastern District of Pennsylvania.
13.Withholding. The Company shall withhold such amounts from any compensation or other benefits payable to Executive under this Agreement on account of payroll and other taxes as may be required by applicable law or regulation of any governmental authority.
14.Indemnification. Notwithstanding anything in this Agreement to the contrary, the Executive remains eligible for whatever directors and officers insurance policy is customarily made available to directors and officers of the Company and for indemnification in accordance with the Company’s bylaws as in effect at the relevant time.

15.Severability. Should this Agreement be held invalid or unenforceable in whole or in part with respect to any particular claim or circumstances, it shall remain fully valid and enforceable as to all other claims and circumstances.
16.Amendments. This Agreement may not be modified, altered or changed except by a written agreement signed by the Executive and a duly authorized representative of the Company.
17.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
18.Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be or be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement.
19.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and the Executive concerning the subject matter of this Agreement and the Executive’s employment with and termination from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and the Executive’s relationship with the Company. For the avoidance of doubt, all restrictive covenants including, but not limited to, noncompetition, nondisparagement, and nonsolicitation provisions (and any related provision including any remedies) in any other agreements between Executive and the Company shall be superseded by this Agreement. However, any other term or condition of any Compensation Plan not specifically modified hereby shall remain in full force and effect.
20.Compliance with Section 409A. This Agreement and any of the Executive’s rights to compensation hereunder are intended to be exempt from, or to comply with, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and this Agreement shall be interpreted consistent with such intent. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement do not violate Section 409A. If any provision of this Agreement is or might be inconsistent with the requirements of Section 409A, such provision shall be deemed to be amended to the extent necessary to bring it into compliance with Section 409A. Nothing in this Agreement shall require the Company (or any other individual or entity) to satisfy the Executive’s obligation to pay (or require the Company to indemnify the Executive with respect to) required taxes on any amounts or benefits provided under this Agreement, including any taxes imposed under Section 409A. Each installment payment under this Agreement is intended to be treated as a separate payment for purposes of Section 409A. Any taxable reimbursement due under this Agreement shall be paid no later than December 31 of the year after the year in which the expense is incurred and shall comply with Treas. Reg. § 1.409A-3(i)(1)(iv). A termination of employment will not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered “nonqualified deferred compensation” under Section 409A unless such termination is also a

“separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms will mean “separation from service.” Notwithstanding anything contained in this Agreement to the contrary, if the Executive is deemed on the Termination Date to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then to the extent required under Section 409A, any payment that is considered “non-qualified deferred compensation” that is payable on account of a “separation from service” will not be made or provided until the expiration of the earlier of (a) the first day after the expiration of the six-month period measured from the date of such “separation from service” of the Executive, and (b) the date of the Executive’s death (the “Delay Period”). Within 1 business day after the expiration of the Delay Period, all payments and benefits delayed pursuant to the immediately preceding sentence will be paid or reimbursed to the Executive in a lump sum without interest, and any remaining payments and benefits due under this Agreement will be paid or provided in accordance with the normal payment dates specified for them herein.
[Signature pages follow]

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
Please indicate your acceptance of the terms of this Agreement by signing your name in the space provided below.

Air Products and Chemicals, Inc.

By:	Sean Major
Title:	Executive Vice President, General Counsel and Secretary

Accepted and Agreed:

_________________________________
Corning F. Painter

Date: ____________________________

Appendix A

Summary of Outstanding Equity Awards

Stock Option Awards

	Grant Date	Grant Price	Shares Subject to the Option
	December 1, 2009	$78.06	5,491
	December 1, 2010	$80.67	5,455
	December 1, 2011	$77.16	14,849
	December 3, 2012	$76.17	17,125
	December 2, 2013	$100.55	18,082
	December 1, 2014	$134.54	8,051
Total			69,053

Performance Share Awards

	Grant Date	Performance Period	Number of Units Outstanding at Achievement of Target Performance
	December 1, 2015	FY 2015 – FY 2017	6,006
	December 1, 2016	FY 2016 – FY 2018	5,546
	December 1, 2017	FY 2017 – FY 2019	4,816
Total			16,368

Restricted Shares

	Grant Date	Units Outstanding
	December 1, 2014	3,738
	December 1, 2015	2,255
Total		5,993

Restricted Stock Units

	Grant Date	Units Outstanding
	December 1, 2016	3,697
	December 1, 2017	3,210
Total		6,907

Appendix B

Executive Release of Claims

Reference is made to the Separation Agreement and Release of Claims (the “Agreement”) entered into between Corning F. Painter (the “Executive”) and Air Products and Chemicals, Inc. (the “Company”). Capitalized terms used but not defined in this Release of Claims (this “Release”) shall have the meanings set forth in the Agreement.

1.In consideration of the benefits received pursuant to the Agreement, Executive, for himself, Executive’s spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Executive, if any (collectively, “Releasers”), does hereby release, waive, and forever discharge the Company and its affiliated entities, predecessors, successors and assigns, and each of their respective current and former directors, officers, agents, employees, attorneys, trustees, partners, members, stockholders, investors, joint ventures, and representatives, both individually and in their official capacities (collectively, the “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to:
(a)     the Executive’s employment with the Company or any of its subsidiaries or affiliates;
(b)     the termination of the Executive’s employment with the Company and any of its subsidiaries or affiliates;
(c)     any other events occurring on or prior to the date the Executive executes this Release which relate to the Company.
The release and discharge, waiver and covenant not to sue in this Release includes, but is not limited to:
(i)     all claims for wages, salary, bonuses, incentive compensation, stock, restricted stock, stock options, other equity incentive, severance pay, vacation pay or any other fees, compensation or benefits;
(ii)     all claims and any obligations or causes of action, including claims under common law, for breach of contract;
(iii)     any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress; and

(iv)     all claims or actions arising under any federal, state or local statute or regulations including the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act (“OWBPA”)) (“ADEA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1871 (42 U.S.C. § 1981), the Civil Rights Act of 1991, the Family Medical Leave Act, the National Labor Relations Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the Genetic Information Nondiscrimination Act of 2008, the Worker Adjustment and Retraining Notification Act, employment- and discrimination-related laws under the Pennsylvania general laws, all of the above statutes as amended from time to time, and any other federal, state, or local discrimination or employment laws, and/or any claims under any express or implied contract which Releasers may claim existed with Releasees.
It is understood and agreed that this Release also includes a release of any claims for wrongful or retaliatory discharge and all claims for alleged physical or personal injury, emotional distress relating to or arising out of the Executive’s employment with the Company or any of its subsidiaries or affiliates or the termination of that employment.
Notwithstanding anything herein to the contrary, Releasers do not release, and this release and waiver does not apply to and shall not be construed as to apply to:
(A)     any claim or right to receive the Accrued Amounts, which include any vested benefits as of the Termination Date under any Company-sponsored retirement plan in which the Executive participates;
(B)    any claim or right to receive the Severance Benefits;
(C)     any claim or right to continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act;
(D)    any right of indemnification that the Executive may have for any liabilities or obligations arising in connection with, or from his actions within the course and scope of, his employment with the Company or any of its affiliates;
(E)    any claim for unemployment insurance benefits, workers’ compensation benefits, or any other state disability compensation benefits;
(F)    any claim arising from the Company’s negligence or misconduct that results in any equity award or equity based plan or agreement failing to comply with Section 409(A);
(G)     any claim or right arising after the date the Executive signs this Release; and
(H)    any claim or right pursuant to the Agreement.

2.Exclusions from Release; Waiver of Monetary Recovery. Excluded from the release and waiver in Section 1 are any claims which cannot be waived by law, including, but not limited to, the Executive’s rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of the release and waiver in Section 1, the Executive’s rights to file a charge of discrimination with the Equal Employment Opportunity Commission, or with any other local, state or federal administrative body or government agency, or the Executive’s rights to participate or cooperate in an investigation conducted by the Equal Employment Opportunity Commission or any other local, state or federal administrative body or government agency that is authorized to enforce or administer laws related to employment. The Executive does, however, waive the Executive’s right to any monetary recovery or damages should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on the Executive’s behalf.

3.No Pending or Future Lawsuits. The Executive represents that the Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. The Executive also represents that the Executive does not intend to bring any claims on the Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

4.Return of Property. The Executive agrees that upon his execution and delivery of this Release, he has surrendered to the Company any and all property in his possession, including, but not limited to, keys, credit cards, laptops, equipment, supplies, documents (including hard copies and copies on any electronic format, whether on computer, hard drive, PDA, disk, laptop hard drive, e-mail, or in any other format), belonging to the Company or any of its affiliates, customers, clients, or any third party which does or has done business with the Company or any of its affiliates. The Executive further agrees to reasonably cooperate with the Company in order to ensure an orderly transfer of the Executive’s duties and responsibilities. The Executive shall be permitted to retain information relating to his compensation and benefits from the Company.

5.Cooperation. The Executive covenants and agrees to reasonably cooperate with and make himself reasonably available to the Company, as the Company may reasonably request, to assist it in any matter relating to his employment, duties and responsibilities at the Company, including but not limited to, providing information, giving truthful testimony in any litigation or potential litigation over which the Executive may have knowledge or information, and signing routine documents for administrative purposes. The Executive’s work schedule shall be taken into account when determining whether any request under this paragraph is reasonable.

6.Protected Disclosures and Communications. The Executive fully understands that, notwithstanding any other provision of this Release, nothing in this Release prohibits the Executive from making any disclosure or communication required or protected by law. Nothing in this Release shall be construed as prohibiting the Executive from reporting possible violations of law to a governmental agency or entity, or requiring the Executive to seek authorization from the Company or to notify the Company if the Executive makes such reports.

7.Part of the Agreement. This Release is a part of, and does not supersede, the Agreement to which it is an appendix.

8.Acknowledgements. The Executive acknowledges and recites that:
(a)    He has executed this Release knowingly and voluntarily;
(b)    He has read and understands this Agreement in its entirety and is fully aware of the legal and binding effect of this Agreement;
(c)    He has not relied upon any representation or statement, whether written or oral, that is not set forth in this Agreement;
(d)    The consideration payable to him as consideration for executing this Release is greater than that to which he would have otherwise been entitled absent his execution and delivery of this Release;
(e)    He has been advised and directed orally and in writing (and this subparagraph (e) constitutes such written direction) to seek legal counsel and any other advice Executive wishes with respect to the terms of this Agreement before executing it;
(f)    His execution of this Release has not been forced by any employee or agent of the Company, and the Executive has had an opportunity to negotiate the terms of this Release and the Agreement to which it is a part; and
9.Consideration Period. The Executive has been offered at least 21 calendar days after receipt of this Release to consider its terms before executing it. This Release must be signed during the 21-day period immediately following the Termination Date (as defined in the Agreement) or the Executive will forfeit his right to any payments or benefits under the Agreement (other than the Accrued Amounts).

10.Revocation Period. The Executive shall have seven (7) days from the date he executes this Release to revoke his waiver of any ADEA claims by providing written notice of such revocation to the Company. Revocation must be made by delivering a written notice of revocation to the Company, no later than the close of business on the seventh day after the Executive has signed this Release. The Executive acknowledges that revocation of this Agreement does not reinstate him as an employee of the Company. This Release shall become effective on the eighth (8th) day after the Executive executes it, provided it has not been properly revoked by the Executive in writing before such date.

PLEASE READ THIS RELEASE CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

_________________________________
Corning F. Painter

Date: ____________________________

Appendix C

Company Release of Claims

Reference is made to the Separation Agreement and Release of Claims (the “Agreement”) entered into between Corning F. Painter (the “Executive”) and Air Products and Chemicals, Inc. (the “Company”). Capitalized terms used but not defined in this Release of Claims (this “Release”) shall have the meanings set forth in the Agreement.

1.In consideration of the benefits received pursuant to the Agreement, the Company and its affiliated entities, predecessors, successors and assigns (collectively, “Releasers”), does hereby release, waive, and forever discharge the Executive, Executive’s spouse, heirs, administrators, children, representatives, executors, successors, assigns, if any (collectively, the “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to:
(a)    the Executive’s employment with the Company or any of its subsidiaries or affiliates; and
(b)    any other events occurring on or prior to the date the Company executes this Release.
Notwithstanding anything herein to the contrary, Releasers do not release, and this release and waiver does not apply to and shall not be construed as to apply to:
(a)    any claim for breach of the duty of loyalty or for fraud, in either case actually and deliberately committed by the Executive;
(b)    any claim or right arising after the date the Company signs this Release; and
(c)    any claim or right pursuant to the Agreement.
2.No Pending or Future Lawsuits. The Company represents that the Company has no lawsuits, claims, or actions pending in the Company’s name, or on behalf of any other person or entity, against the Executive or any of the other Releasees. The Company also represents that the Company does not intend to bring any claims on the Company’s own behalf or on behalf of any other person or entity against the Executive or any of the other Releasees.

3.Part of the Agreement. This Release is a part of, and does not supersede, the Agreement to which it is an appendix.

4.Acknowledgements. The Company acknowledges and recites that:
(a)    It has executed this Release knowingly and voluntarily;
(b)    It has read and understands this Agreement in its entirety and is fully aware of the legal and binding effect of this Agreement;
(c)    It has not relied upon any representation or statement, whether written or oral, that is not set forth in this Agreement; and
(d)    The execution of this Release has not been forced by any employee or agent of the Executive, and the Company has had an opportunity to negotiate the terms of this Release and the Agreement to which it is a part.
(e)    This release is not effective unless and until the Executive’s release attached as Appendix B becomes irrevocable.
PLEASE READ THIS RELEASE CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

_________________________________
Air Products and Chemicals, Inc.

By: ______________________________

Date: ____________________________